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                                                                 EXHIBIT 23-2

                        [Ryder Scott Company Letterhead]

                              February 28, 1995


MCN Corporation
500 Griswold
Detroit, MI  48226



                                       Re:  MCN Corporation
                                            1994 Annual Report on Form 10-K


Ladies and Gentlemen:

        The firm of Ryder Scott Company, Petroleum Engineers, consents to the use of its name and the information contained in its report dated January 26, 1995, regarding MCN Corporation oil and gas reserve information as of December 31, 1994, in its 1994 Annual Report on Form 10-K.

        In addition, Ryder Scott Company Petroleum Engineers, consents to the incorporation by reference of said material in Registration Statement Nos. 33-43075, 33-52825 and 33-52827 on Form S-8, 33-40424, 33-55665 and 33-57115 on
Form S-3 and Post Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Corporation.

        Ryder Scott Company Petroleum Engineers, has no interest in MCN Corporation or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Corporation. We are not employed by MCN Corporation on a contingent basis.


                                       Very truly yours,


                                       /s/ RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS
                                       -----------------------
                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS